Exhibit 10.5

Performance Sports Group Ltd.
Deferred Stock Unit Award Agreement
This Deferred Stock Unit Award Agreement (this “Agreement”), dated as of [DATE], is made by and between Performance Sports Group Ltd., a corporation organized under the laws of British Columbia, Canada (the “Company”), and [NAME] (the “Grantee”).
WHEREAS, the Company has adopted the Performance Sports Group Ltd. Omnibus Equity Incentive Plan (as may be amended from time to time, the “Plan”);
WHEREAS, the Grantee has made an irrevocable election to defer a portion of his or her cash director fees (the “Director’s Remuneration) in the form of Deferred Stock Units provided for herein, subject to the terms set forth herein.
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and for their successors and assigns, hereby agree as follows:
1.Method of Electing to Defer Director’s Remuneration. Unless otherwise permitted by the Company, to elect to receive Deferred Stock Units, the Eligible Director shall complete and deliver to the Company, a written irrevocable election (as set out in Schedule A attached) by no later than the last day of the fiscal year preceding the fiscal year respecting which the Director’s Remuneration becomes payable. The Eligible Director’s written election shall, subject to any minimum amount that may be required by the Company, designate the portion or percentage of the Director’s Remuneration for the applicable fiscal year that is to be deferred into Deferred Stock Units, with the remaining portion or percentage to be paid in cash in accordance with the Company’s regular practices of paying such cash compensation. In the absence of a designation to the contrary, the Eligible Director’s election for the most recently ended fiscal year with respect to the portion or percentage of the Director’s Remuneration that is to be deferred into Deferred Stock Units shall continue to apply to all subsequent Director’s Remuneration payments until the Eligible Director submits another written election in accordance with this paragraph. An Eligible Director shall only file one election in respect of the Director’s Remuneration payable in any fiscal year and the election shall be irrevocable for that fiscal year. If no election is made, and no prior election remains effective, with respect to any fiscal year, the Eligible Director shall be deemed to have elected to defer any minimum amount that may be required by the Company into Deferred Stock Units and to receive the balance of the Director’s Remuneration for the applicable fiscal year quarter in cash. For the first year of an Eligible Director’s service with the Company, the Eligible Director must make such election as soon as possible, and, in all events no later than 30 days, after commencing service, and the election shall be effective on the first day of the fiscal quarter of the Company next following the date of the Company’s receipt of the election.

2.	Grant of Deferred Stock Units.

(a)Grant. The portion or percentage of the Director’s Remuneration credited as Deferred Stock Units, as elected by the Grantee, shall be determined on the first business day following the last day of each fiscal year quarter for which the Director’s Remuneration is payable and with respect to which such deferral election is effective (with respect to each such quarter, the “Date of Grant”), and shall equal a number of Deferred Stock Units, rounded down to the nearest whole number, determined by dividing the dollar amount of such Director’s Remuneration so deferred for such quarter by the Fair Market Value of one Common Share as of such Date of Grant. All Deferred Stock Units to be credited to the Grantee pursuant to the election provided in Section 1 above, shall be subject to the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Deferred Stock Units shall be credited to a separate book-entry account maintained on the books of the Company for the Grantee.

(b)Incorporation by Reference, Etc. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules, and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and his or her legal representatives in respect of any questions arising under the Plan or this Agreement. The Grantee acknowledges that the Grantee has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

3.Vesting; Forfeiture. The Deferred Stock Units shall be fully vested on the applicable Date of Grant and shall not be subject to forfeiture.

4.Settlement. The Company shall settle the Deferred Stock Units granted hereunder upon the Grantee’s separation from service with the Company, in accordance with Section 9(d)(iii) of the Plan, at which time the Company shall, subject to any required tax withholding and the execution of any required documentation, issue and deliver to the Grantee one Common Share for each Deferred Stock Unit (and, upon such settlement, the Deferred Stock Units shall cease to be credited to the Grantee’s account). Alternatively, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Shares in lieu of settling the Deferred Stock Units solely in Common Shares. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares otherwise issuable as of the Grantee’s separation from service with the Company, less an amount equal to any federal, state, provincial, and local income and employment taxes required to be withheld.

5.Tax Withholding. The Company shall be entitled to require, as a condition to the issuance or delivery of any Common Shares or the payment of any cash in settlement of the Deferred Stock Units granted hereunder, that the Grantee remit an amount in cash or, in the discretion of the Company, Common Shares or other property having a Fair Market Value sufficient to satisfy all federal, state, provincial, and local or other applicable withholding and employment taxes relating thereto. In addition, the Company shall have the right and is hereby authorized to withhold from the Common Shares or cash otherwise deliverable upon settlement of the Deferred Stock Units, or from any compensation or other amount owing to the Grantee, the amount (in cash or, in the discretion of the Company, Common Shares or other property) of any applicable withholding and employment taxes in respect of the settlement of the Deferred Stock Units and to take such other action as may be necessary in the discretion of the Company to satisfy all obligations for the payment of such taxes.

6.Rights as a Shareholder. The Grantee shall not be deemed for any purpose, nor shall the Grantee have any of the rights or privileges of, a shareholder of the Company in respect of any Common Shares subject to the Deferred Stock Units granted hereunder unless and until (i) such Deferred Stock Units shall have been settled in Common Shares pursuant to the terms hereof, and (ii) the Company shall have issued and delivered such Common Shares to the Grantee. The Company shall cause the actions described in clause (ii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

7.Dividend Equivalents. In the event that a dividend becomes payable on the Common Shares after the Date of Grant and prior to the settlement date of the Deferred Stock Units granted hereunder, then on the payment date for such dividend, the Grantee’s book-entry account in respect of such Deferred Stock Units shall be credited with additional Deferred Stock Units (including fractional Deferred Stock Units) of the same kind as credited in the Grantee’s book-entry account, the number of which shall be determined by dividing (i) the amount determined by multiplying (a) the number of Deferred Stock Units in the Grantee’s book-entry account on the record date for the payment of such dividend by (b) the dividend paid per Common Share, by (ii) the Fair Market Value of a Common Share on the dividend payment date for such dividend, in each case, with fractions computed to two decimal places.

8.Compliance with Legal Requirements. The granting and settlement of the Deferred Stock Units, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, provincial and local laws, rules, and regulations and to such approvals by any regulatory or governmental agency (including stock exchanges) as may be required. The Committee shall have the right to impose such restrictions on the Deferred Stock Units as it deems reasonably necessary or advisable under applicable securities laws and the rules and regulations of any national securities exchange on which the Company has applied to list or quote its Common Shares from time to time.

9.Clawback. The Deferred Stock Units and the Common Shares acquired upon settlement of the Deferred Stock Units shall be subject to clawback, forfeiture, or similar consequences described in clause (ii) of Section 15(v) of the Plan for the reasons described in clauses (i) and (iii) of Section 15(v) of the Plan and shall be subject (including on a retroactive basis) to clawback, forfeiture, or similar requirements (which requirements shall be deemed incorporated by reference into this Agreement) to the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), or the rules and regulations of any national securities exchange on which the Company has applied to list or quote its Common Shares from time to time, or under a written policy adopted by the Company.

10.	Miscellaneous.

(a)    Transferability. The Deferred Stock Units may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered (a “Transfer”) by the Grantee other than as permitted by Section 15(b) of the Plan. Any attempted Transfer of the Deferred Stock Units contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Deferred Stock Units, shall be null and void and without effect.

(b)    Amendment. At any time, and from time to time, the Committee may amend the terms of this Agreement in accordance with Section 14 of the Plan.

(c)    Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(d)    Unfunded Benefit. All amounts credited in respect of the Deferred Stock Units to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Grantee’s interest in such account shall make the Grantee only a general unsecured creditor of the Company.

(e)    Notices. Every notice and other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Grantee may be given to the Grantee personally or may be mailed to the Grantee’s address as recorded in the records of the Company or any Subsidiary.

(f)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g)    No Rights to Continued Service. Nothing contained in this Agreement shall be construed as giving the Grantee any right to be retained, in any position, as an employee, consultant, or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate, or discharge the Grantee at any time for any reason whatsoever.

(h)    Fractional Common Shares. No fractional Common Shares shall be issued upon the settlement of any Deferred Stock Unit granted under the Plan, and accordingly, if the Grantee would become entitled to a fractional Common Share upon the settlement of a Deferred Stock Unit, or from an adjustment permitted by the terms of the Plan, the Grantee shall only have the right to receive the next lowest whole number of Common Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

(i)    Beneficiary. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

(j)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs, and successors and permitted transferees of the Grantee.

(k)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations in respect thereto.

(l)    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.

(m)    Venue; Waiver of Jury Trial.

(i)The Grantee and the Company (on behalf of itself and its Affiliates) each consent to jurisdiction in the United States District Court for the Southern District of New York, or if that court is unable to exercise jurisdiction for any reason, the Supreme Court of the State of New York, New York County, in the event of any dispute arising hereunder, and each waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process and waives any objection to jurisdiction based on improper venue or improper jurisdiction.

(ii)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE PLAN OR THIS AGREEMENT.

(n)    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(o)    Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first written above.

PERFORMANCE SPORTS GROUP LTD.

By:

____________________________________
[NAME]

SCHEDULE “A”
PERFORMANCE SPORTS GROUP LTD. (THE “COMPANY”)
DEFFERED STOCK UNIT ELECTION NOTICE

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.
Pursuant to the Omnibus Equity Incentive Plan (the “Plan”), I hereby elect to receive_______% of my Director’s Remuneration in the form of Deferred Stock Units in lieu of cash.
I confirm that:

(a)	I have received and reviewed a copy of the terms of the Plan and have reviewed, considered and agreed to be bound by the terms of this Election Notice and the Plan.

(b)
I have requested and am satisfied that the Plan and the foregoing be drawn up in the English language. Le soussigné reconnaît qu’il a exigé que le Régime et ce qui précède soient rédigés et exécutés en anglais et s’en déclare satisfait.

(c)	I recognize that when Deferred Stock Units are redeemed in accordance with the terms of the Plan, income tax and other withholdings as required will arise at that time.

(d)	The value of Deferred Stock Units is based on the value of the Common Shares of the Company and therefore is not guaranteed.
The foregoing is only a brief outline of certain key provisions of the Plan. For more complete information, reference should be made to the Plan.

Date:
(Name of Participant)

(Signature of Participant)